UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2018

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-11263725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2018, The AES Corporation (the “Company” or “AES”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among AES and Morgan Stanley & Co. LLC, as representative of the several underwriters, pursuant to which AES agreed to offer and sell $500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2021 and $500,000,000 aggregate principal amount of 4.500% senior notes due 2023 (together, the “Notes”), in each case at a public offering price of 100.000% of the principal amount. AES intends to use the net proceeds from the offering of the Notes to fund the concurrent tender offer to purchase its outstanding 8.00% senior notes due 2020 and 7.375% senior notes due 2021 (the “Tender Offer”) and to pay certain related fees and expenses. If any net proceeds from this offering remain after completion of the tender offer, AES intends to use such proceeds to retire certain other outstanding indebtedness and for general corporate purposes. In conjunction with the Tender Offer, the Company is soliciting consents to the adoption of certain proposed amendments to the indenture governing the Notes to alter the notice requirements for optional redemption with respect to each series of Notes. The closing of the offering of the Notes is expected to occur, subject to certain customary conditions, on March 15, 2018.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1, and is incorporated by reference into the Registration Statement.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, the intended use of proceeds from the offering of the Notes, which are subject to risks and uncertainties, such as general economic conditions and other risks and uncertainties. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the prospectus supplement related to the offering and AES’s filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7 “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in AES’s 2017 Annual Report on Form 10-K, and in subsequent reports filed with the SEC. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2018, between The AES Corporation and Morgan Stanley & Co. LLC, as representative of the several underwriters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Thomas M. O’Flynn
Name:	Thomas M. O’Flynn
Title:	Executive Vice President and Chief Financial Officer

Date: March 5, 2018

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2018, between The AES Corporation and Morgan Stanley & Co. LLC, as representative of the several underwriters